UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 22, 2018

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Hanagar Street, Hod Hasharon, Israel	4527708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 22, 2018, Wize Pharma, Inc., entered into a securities purchase agreement (the “Purchase Agreement”), with accredited investors. Pursuant to the Purchase Agreement, the Company agreed to sell to the investors, and the investors agreed to purchase from the Company, in a private placement, an aggregate of (i) 3,100,000 shares of common stock, for a purchase price of $1.00 per share, and (ii) 1,350 shares of newly created Series A Preferred Stock (each convertible into 1,000 shares of common stock), for a purchase price of $1,000 per share, for aggregate gross proceeds under the Purchase Agreement of $4,450,000. The Company also agreed to issue to the investors Series A warrants (the “Series A Warrants”) to purchase an aggregate of 4,450,000 shares of common stock (equal to 100% of the shares of common stock sold (on an as-converted basis with respect to shares of Series A Preferred Stock)), and Series B warrants (the “Series B Warrants, and together with the Series A Warrants, the “Warrants”), to purchase an aggregate of 4,450,000 shares of common stock (equal to 100% of the shares of common stock sold (on an as-converted basis with respect to shares of Series A Preferred Stock)). The Series A Warrants will have an exercise price of $1.10 per share, and the Series B Warrants will have an exercise price of $1.00 per share. The transactions contemplated by the Purchase Agreement are contemplated to close on October 23, 2018. The investors under the Purchase Agreement include prior investors in the Company and a lender to the Company.

The Series A Warrants, when issued, will have a term of 5 years from issuance, and the Series B Warrants will have a term that expires 20 days following the later of (i) the public announcement of Phase II clinical data for LO2A and (ii) six months following the issuance date, provided that, for each day after the issuance date that an Equity Conditions Failure (as defined in the Series B Warrants) has occurred, the expiration date of the Series B Warrants will be extended by one day.

In the event that, during the period commencing upon execution of the Purchase Agreement, and expiring on the trading day immediately following the date that the Company has raised, beginning after the issuance date of the Warrants, at least $10 million in gross proceeds from the issuance of the Company’s securities, the Company issues or sells common stock (or securities convertible into or exercisable into common stock) at a purchase price (or conversion or exercise price, as applicable) lower than the exercise price of the Warrants, than the exercise price of the Warrants will be reduced to such lower price, subject to certain exceptions.

The Warrants will be exercisable on a cashless basis in the event that, six months after the closing of the Purchase Agreement, there is not an effective registration statement for the resale of the shares underlying the Warrants. The Warrants may not be exercised to the extent such exercise would cause the holder to beneficially own more than 4.99% (or 9.99%, at the election of the investor) of the Company’s outstanding common stock.

Pursuant to the Purchase Agreement, the Company agreed that it will not, for a period commencing upon the closing of the Purchase Agreement, until the earlier of (i) 150 days following the date that all of the common stock, issued pursuant to the Purchase Agreement, and issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants, are registered for resale, (ii) six months after the date that a non-affiliate investor under the Purchase Agreement may first sell securities purchased thereunder under Rule 144, (iii) 120 days following the listing of the common stock on a Qualified Market (as defined below) and (iv) the first trading day that the weighted average price of the common stock exceeds $5.00 per share for 10 consecutive trading days occurring after the date that a registration statement covering the resale of all of the common stock, issued pursuant to the Purchase Agreement, and issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants, are registered for resale, offer or sell any common stock (or securities convertible into or exercisable into common stock), or file any registration statement, other than pursuant to the Registration Rights Agreement or on Form S-8, subject to certain exceptions.

Pursuant to the Purchase Agreement, the Company granted to the investors thereunder, for a period of three years from the closing date of the Purchase Agreement, a right of participation of up to an aggregate of 35% in any subsequent offering of the Company, subject to certain exceptions.

In connection with the Purchase Agreement, on October 22, 2018, the Company filed a Certificate of Designations of Series A Preferred Stock (the “Series A Certificate of Designations”) with the Secretary of State of Delaware. Pursuant to the Series A Certificate of Designations, the Company designated 1,350 shares of preferred stock as Series A Preferred Stock. The Series A Preferred Stock has a stated value of $1,000 per share and is convertible into shares of common stock in an amount determined by dividing the stated value of $1,000 by the conversion price of $1.00, such that each share of Series A Preferred Stock is convertible into 1,000 shares of common stock. The Series A Preferred Stock may not be converted into common stock to the extent such conversion would cause the holder to beneficially own more than 4.99% (or 9.99%, at the election of the investor) of the Company’s outstanding common stock. The Series A Preferred Stock is entitled to dividends on an as-converted basis with the common stock. The Series A Preferred Stock votes with the common stock on an as-converted basis, subject to the beneficial ownership limitation.

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In connection with the Purchase Agreement, on October 22, 2018, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the "Registration Statement") with the Securities and Exchange Commission (the “SEC”) to register for resale of the shares of common stock, the shares underlying the Series A Preferred Stock, and the shares underlying the Warrants sold in the private placement, within 30 days of the closing date of the private placement, and to have such Registration Statement declared effective within 90 days after the closing date in the event the Registration Statement is not reviewed by the SEC, or 120 days of the closing date in the event the Registration Statement is reviewed by the SEC. The Company will be obligated to pay liquidated damages to the investors if the Company fails to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, the Company fails to maintain the Registration Statement or, in certain circumstances, if the Company fails to timely file its periodic reports under the Securities Exchange Act of 1934.

The Company engaged ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”), as the placement agent for the private placement, pursuant a placement agency agreement between the Company and ThinkEquity (the “Placement Agency Agreement”). The Company will pay ThinkEquity a fee equal to 8% of the gross proceeds, excluding proceeds received from certain investors for its services as placement agent, and will issue to ThinkEquity or its designees warrants to purchase 267,000 shares of common stock (equal to 6% of the shares of common stock sold (on an as-converted basis with respect to shares of Series A Preferred Stock)). Such warrants will have an exercise price of $1.00 per share and will otherwise have the same terms as the Series A Warrants issued to the investors. The Company will also pay to ThinkEquity a non-accountable expense allowance of $30,000 and reimburse ThinkEquity for its legal expenses in connection with the offering in the amount of $50,000. The Company granted to ThinkEquity a right of first refusal for a period of nine months following the closing of the offering, to act as sole financial advisor, sole investment banker, sole book-runner, and/or sole placement agent, for each and every future public and private equity and debt offering of the Company during such period, on terms and conditions customary to ThinkEquity. The Company will also pay Mesodi Consultation & Investments, Ltd. (“Mesodi”) a fee of $89,000 and will issue to Mesodi warrants to purchase 89,000 shares of common stock. Such warrants will have the same terms as the Warrants issued to the investors, in connection with the private placement.

In connection with the Purchase Agreement, on October 19, 2018 the Company and its wholly-owned subsidiary Wize Pharma Ltd. (“Wize Israel”) entered into an amendment to convertible loan agreements with Rimon Gold Assets Ltd. (“Rimon Gold”), Ridge Valley Corporation (“Ridge Valley”), and Shimshon Fisher (“Fisher”). Pursuant to the Loan Agreements Amendment, the maturity date (the “Loan Agreements Maturity Date”) under the (i) convertible loan agreement between Wize Israel and Rimon Gold, dated March 20, 2016 (as amended, the “2016 Loan Agreement”), and (ii) convertible loan agreement, dated January 12, 2017 (as amended, the “2017 Loan Agreement”), among Wize Israel, Rimon Gold, and Ridge Valley, was amended to be the earliest of (a) 90 days following the date that the registration statement the Company will file under the Registration Rights Agreement covering the resale of all common stock, issued pursuant to the Purchase Agreement, and issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants, are registered for resale for investors who are not a party to the Loan Agreements Amendment, (b) 90 days following the date on which all securities issued to investors under the Purchase Agreement are no longer deemed registrable securities under the Registration Rights Agreement, and (c) one year following the closing under the Purchase Agreement. In addition, pursuant to the Loan Agreements Amendment, the expiration date of the investment right under the 2016 Loan Agreement and the 2017 Loan Agreement was amended to be 180 days after the Loan Agreements Maturity Date.

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In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering, and/or Rule 506 thereunder.

The foregoing descriptions of the Purchase Agreement, Warrants, Registration Rights Agreement, Series A Certificate of Designations, Loan Agreements Amendment, and Placement Agency Agreement do not purport to be complete and are subject to and qualified by reference to the full text of such documents, which are attached as exhibits to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On October 23, 2018, the Company issued a press release regarding the execution of the Purchase Agreement with respect to the private placement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Form of Series A Certificate of Designations
10.1	Purchase Agreement
10.2	Form of Series A and Series B Warrant
10.3	Form of Registration Rights Agreement
10.4	Convertible Loan Amendment
10.5	Placement Agency Agreement
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

	By:	/s/ Or Eisenberg
	Name:	Or Eisenberg
Date: October 23, 2018	Title:	Chief Executive Officer

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